UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020

PLUMAS BANCORP
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 S. Lindan Avenue, Quincy, CA	95971
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 283-7305

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PLBC	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2020, the Boards of Directors of Plumas Bancorp (the “Company”) and its subsidiary, Plumas Bank (the “Bank”), approved forms of indemnification agreements for each of their respective directors and executive officers. The indemnification agreements require the Company and the Bank to indemnify their directors and executive officers and to advance expenses on their behalf to the fullest extent permitted by applicable law and establish the procedures by which a director or executive officer may request and receive indemnification. The agreements are in addition to other rights to which a director or executive officer may be entitled under the Company’s or the Bank’s articles of incorporation, bylaws and applicable law. The Company and the Bank entered into the indemnification agreements in the approved forms with each of their directors and executive officers on August 19, 2020.

The foregoing summary description of the indemnification agreements is not intended to be complete and is qualified in its entirety by the complete text of the forms of indemnification agreements filed as Exhibits 10.1 and 10.2 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Form of Plumas Bancorp Indemnification Agreement
10.2 Form of Plumas Bank Indemnification Agreement
104  Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUMAS BANCORP

Dated: August 20, 2020	By:	/s/ Richard L. Belstock
Name: Richard L. Belstock
Title: Chief Financial Officer